Exhibit (d)(ii)

                                    SPECIMEN


CERTIFICATE NUMBER _____                                  NUMBER OF SHARES _____
This certificate is transferable in Canton, MA,                CUSIP 52106W 10 3
Jersey City, NJ or New York, NY

                LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.

                Organized Under the Laws of the State of Maryland
                                  Common Stock
                            $.001 Par Value Per Share

This certifies that ________ is the owner of _________ fully paid and non-assessable shares of Common Stock, $.001 par value per share, of Lazard Global Total Return and Income Fund, Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this ____ day of _______ A.D. ____.

EQUISERVE TRUST COMPANY, N.A.              LAZARD GLOBAL TOTAL RETURN AND
As Transfer Agent and Registrar [Seal]     INCOME FUND, INC.

By:                                        By:
                                                                          [Seal]
-------------------------------            -------------------------------
Authorized Signature                       President

                                           -------------------------------
                                           Secretary






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The Fund will furnish to any stockholder on request and without charge a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Fund is authorized to issue and, if the Fund is authorized to issue any preferred or special class in series, of the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Any such request should be addressed to the Secretary of the Fund.

The following abbreviations when used in the inscription on the face of the Certificate shall be construed as though they were written out in full according to applicable laws.


TEN COM                 --as tenants in common               UNIF GIFT MIN ACT      ........Custodian........
TEN ENT                 --as tenants by the entireties                              (Cust)            (Minor)
JT TEN                  --as joint tenants with right of                            Under Uniform Gifts to Minors
                        survivorship and not as tenants in                          Act................
                        common                                                                        (State)


Additional abbreviations may also be used though not in the above list.




For value received, _____ hereby sell, assign and transfer unto
Please insert social security or other
identification number of assignee

-----------------------------------------------------

-----------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

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____________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________ Attorney to
transfer the said Shares on the books of the within-named Corporation with full power of substitution in the premises.


Dated:  _________


In presence of


_____________________                                       ____________________